UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2009

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 18, 2009, Secure Keyboards, Ltd. and two of its general partners, Luis Villalobos and Howard B. Miller (the "Plaintiffs"), filed suit in Los Angeles Superior Court against SCM Microsystems, Inc. ("SCM"), Felix Marx, SCM’s Chief Executive Officer and Hirsch Electronics Corporation ("Hirsch"). Plaintiffs allege multiple causes of action, including interference with contract, in connection with the prospective merger of SCM and Hirsch and a 1994 settlement agreement entered into among Secure Keyboards, Hirsch and Secure Networks, Ltd. The plaintiffs are seeking damages, including approximately $20,200,000, and declaratory relief.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

March 20, 2009	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary